UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

Cenntro Inc.
(Exact Name of Registrant as Specified in Charters)

Nevada	001-38544	93-2211556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

501 Okerson Road, Freehold, New Jersey 07728
(Address of Principal Executive Offices, and Zip Code)

(732) 820-6757
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CENN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 19, 2024, we held an annual meeting of our stockholders (the “Annual Meeting”) at which our holders of common stock voted on the following proposals, as set forth below, each of which is described in detail in our Definitive Proxy Statement on Schedule 14-A filed with the U.S. Securities and Exchange Commission on November 5, 2024. A total of 12,765,850 votes was present at our Annual Meeting which constitutes a quorum for the Annual Meeting. Each of the proposals described below was approved by our holders of common stock.

PROPOSAL:

To approve the election to our Board of Directors of four director nominees, each to serve a term expiring at the Annual Meeting of Stockholders in 2025 or until their successors are duly elected and qualified (the “Director Election Proposal”).

Peter Z. Wang
For	Against	Abstain
8,260,841	393,828	29,530

Jiawei “Joe” Tong
For	Against	Abstain
7,955,227	696,962	32,010

Benjamin B. Ge
For	Against	Abstain
7,957,861	696,955	29,383

Yi Zeng
For	Against	Abstain
8,359,065	293,526	31,608

PROPOSAL:

To approve the ratification of the appointment of GGF CPA LTD as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Appointment Proposal”).

For	Against
11,910,831	855,019

PROPOSAL:

To approve the adjournment of the Annual Meeting if there are insufficient votes at the Annual Meeting to approve the Director Election or Appointment Proposals (the “Adjournment Proposal”).

For	Against
11,641,930	1,123,920

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Document
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2024

Cenntro Inc.

By:	/s/ Peter Z. Wang
Name:	Peter Z. Wang
Title:	Chief Executive Officer